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                      DONALDSON, LUFKIN & JENRETTE, INC.

                                 $350,000,000

                 GLOBAL FLOATING RATE NOTES DUE SEPTEMBER 2002

                            UNDERWRITING AGREEMENT

                              September 12, 1997

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
  As the sole U.S. Underwriter
    named in Schedule I hereto
277 Park Avenue
New York, New York  10172

DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
BANQUE NATIONALE DE PARIS LONDON BRANCH
BANQUE PARIBAS
CHASE MANHATTAN INTERNATIONAL LIMITED
CITIBANK INTERNATIONAL PLC
COMMERZBANK AKTIENGESELLSCHAFT
CREDIT LYONNAIS
DEUTSCHE BANK AG LONDON
SOCIETE GENERALE STRAUSS TURNBULL SECURITIES LIMITED
UBS LIMITED
DRESDNER BANK AKTIENGESELLSCHAFT
MERRILL LYNCH INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
PAINEWEBBER INTERNATIONAL (U.K.) LTD.
SALOMON BROTHERS INTERNATIONAL LIMITED

c/o Donaldson, Lufkin & Jenrette International
    99 Bishopsgate
    London, EC2M 3XD
    U.K.

Ladies and Gentlemen:

         Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation (the "COMPANY") proposes to issue and sell $350,000,000 principal amount of its Global Floating Rate Notes Due September 2002 (the "SECURITIES") to the sole U.S. underwriter named in Schedule I hereto (the


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"U.S. UNDERWRITER") and to the several International Managers named in
Schedule II hereto (the "INTERNATIONAL MANAGERS" and, with the U.S. Underwriter, the "UNDERWRITERS"). The Securities are to be issued pursuant to the provisions of an Indenture dated as of September 3, 1997 (the "INDENTURE") and a First Supplemental Indenture to be entered into, each of which is between the Company and The Chase Manhattan Bank, as Trustee (the "TRUSTEE").

         1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "ACT"), a registration statement on Form S-3 relating to, among other things, certain debt securities of the Company (the "SHELF SECURITIES") to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Act, a prospectus supplement specifically relating to the Securities. The registration statement as amended at the date of this Agreement is hereinafter referred to as the Registration Statement; and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the Basic Prospectus. The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the Prospectus. Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of prospectus (a "PRELIMINARY PROSPECTUS") previously filed with the Commission pursuant to Rule 424 or the Prospectus, shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

         2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I and Schedule II hereto, at 99.36 % of the principal amount thereof (the "PURCHASE PRICE") plus accrued interest thereon, if any, from September 18, 1997 to the date of payment and delivery. If no amount is set forth in Schedule I with respect to the U.S. Underwriter, Securities may nevertheless be sold to the U.S. Underwriter as a result of a reallocation of the Securities shown on Schedule II pursuant to that certain Agreement Between U.S. Underwriter and International Managers dated as of the date of this Agreement and the rights and obligations

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of the U.S. Underwriter shall pertain to the sale to and purchase by the U.S.
Underwriter of any Securities so allocated as if such Securities were set forth in Schedule I.

         3. Terms and Conditions of the Offering. The Company is advised by you that each Underwriter represents, warrants and agrees that:

                  (a) Each Underwriter will purchase and resell its respective portions of the Securities (the "OFFERING") only upon the terms and conditions set forth in the Prospectus and in this Agreement and only as permitted by the Act and any applicable securities laws and regulations of any jurisdiction in which the offer, sale or delivery of the Securities is subject to regulation.

                  (b) No action has been or will be taken in any jurisdiction by the Underwriters or the Company that would permit a public offering of the Securities or possession or distribution of the Prospectus in preliminary or final form in any jurisdiction where, or in any circumstances in which, action for that purpose is required, other than the United States. The Underwriters understand and agree that each Underwriter is responsible for compliance with all laws applicable to offers and sales of the Securities and distribution of the Prospectus by such Underwriter and its affiliates. The Underwriters will not, as principal or agent, directly or indirectly, offer, sell or deliver the Securities or distribute the Prospectus, any advertisement or other offering material in any country or jurisdiction except in compliance with any applicable laws and regulations. In addition, without prejudice to the generality of the foregoing, each Underwriter represents, warrants and agrees to observe and comply with the specific non-U.S. restrictions set forth on Exhibit A, as applicable, and as the applicable laws, rules and regulations may be amended from time to time.

                  (c) (i) Each Underwriter represents and agrees that it will comply with all applicable laws and regulations, and make or obtain all necessary filings, consents or approvals, in each jurisdiction in which it purchases, offers, sells or delivers Securities (including, without limitation, any applicable requirements relating to the delivery of the Prospectus, in preliminary or final form), in each case at its own expense; (ii) the Company shall have no responsibility to such Underwriter or its affiliates with respect to the matters covered in this Section 3(c).

                  (d) Each Underwriter acknowledges that neither it, its affiliates nor any other person is authorized to give any information or make any representation in connection with the offering, issue, sale or delivery of the Securities other than those contained in the Prospectus (as supplemented and amended) or with the prior written consent of the Company.

         4. Delivery and Payment. Delivery to the Underwriters of and payment for the Securities shall be made at 10:00 A.M., New York City time, on the fourth business day (the

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"CLOSING DATE") following the date of this Agreement, at such place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by agreement between you and the Company.

         Certificates for the Securities shall be registered in the name of Cede & Co. or such other nominee of the Depository Trust Company as is nominated by the Depository Trust Company not later than two full business days prior to the Closing Date. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. Certificates in definitive form evidencing the Securities shall be delivered to you or at your direction on the Closing Date with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer or certified or official bank checks payable in immediately available funds to the order of the Company.

         5.       Agreements of the Company.  The Company agrees with you:

                  (a) To file the Prospectus in a form approved by you pursuant to Rule 424 under the Act not later than the Commission's close of business on the second business day following the date of determination of the offering price of the Securities.

                  (b) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the period mentioned in paragraph (f) below.

                  (c) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when any amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (f) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (d) To furnish to you, without charge, one signed copy of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated by reference therein, and to furnish to you and each

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         Underwriter designated by you such number of conformed copies of the
         Registration Statement as so filed and of each amendment to it, without exhibits, and documents incorporated by reference therein as you may reasonably request.

                  (e) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by you, and to use its best efforts to cause any amendment to the Registration Statement to become promptly effective.

                  (f) From time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

                  (g) If during the period specified in paragraph (f) any event shall occur as a result of which, in the opinion of counsel for the Underwriters it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

                  (h) Prior to any public offering of the Securities in the United States, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification.

                  (i) To mail and make generally available upon request to its security holders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of

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         Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

                  (j) During the period of five years after the date of this Agreement, (i) to mail upon request as soon as reasonably practicable after the end of each fiscal year to the record holders of its Securities a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail upon request and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

                  (k) During the period referred to in paragraph (j), to furnish upon request to you as soon as available a copy of each report or other publicly available information of the Company mailed to the security holders of the Company or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

                  (l) To pay all costs, expenses, fees and taxes incident to
         (i) the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (f),
         (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (f),
         (iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Securities (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) any filings and clearance with the National Association of Securities Dealers, Inc. required in connection with the offering, (vi) the listing of the Securities on any exchange or the National Association of Securities Dealers Automated Quotation system ("NASDAQ") National Market System and (vii) furnishing such copies of the

                                       6

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         Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Securities by the Underwriters or by dealers to whom Securities may be sold.

                  (m) To use its best efforts to list and maintain the inclusion of the Securities on the Luxembourg Stock Exchange during such time as the Securities remain issued and outstanding.

                  (n) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without your prior written consent.

                  (o) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

                  (p) The Company will, for so long as any of the Securities are outstanding and if, in the reasonable judgment of any Underwriter, such Underwriter or any of its affiliates (as defined in the rules and regulations under the Act) is required to deliver a prospectus in connection with sales of the Securities (i) periodically amend the Registration Statement so that the information contained in the Registration Statement complies with the requirements of Section 10(a) of the Act, (ii) amend the Registration Statement or supplement the Prospectus when necessary to reflect any material changes in the information provided therein, (iii) provide such Underwriter with copies of each amendment or supplement filed and such other documents, including opinions of counsel and "comfort" letters, as such Underwriter may reasonably request and (iv) agree to indemnify such Underwriter and if applicable, contribute to any amount paid or payable by such Underwriter in a manner substantially identical to that specified in Section 7 hereof (with appropriate modifications).

         6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

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         (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act; and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (e) The Company and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC" and, as the sole significant subsidiary of the Company, the "SUBSIDIARIES") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (f) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Subsidiaries have been duly authorized and validly

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         issued and are fully paid and non-assessable, and are owned by the
         Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

                  (g) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters against payment therefor as provided by this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (h) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law).

                  (i) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (j) The Securities conform as to legal matters to the description thereof contained in the Prospectus.

                  (k) Neither the Company nor any of its Subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or their respective property is bound.

                  (l) The execution, delivery and performance of this Agreement, the Indenture and the Securities and compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any U.S. court, U.S. regulatory body, U.S. administrative agency or other U.S. governmental body (except as such may be required under the Act or state securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default

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         under, the charter or by-laws of the Company or any of its
         Subsidiaries or any agreement, indenture or other instrument to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its Subsidiaries or their respective property.

                  (m) Except as otherwise set forth or incorporated by reference in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described, filed or incorporated by reference as required.

                  (n) Neither the Company nor any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole.

                  (o) The Company and each of its Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business; the Company and each of its Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described or incorporated by reference in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company and its Subsidiaries, taken as a whole.

                  (p) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (q) Except as otherwise set forth or incorporated by reference in the Prospectus or such as are not material to the business, prospects, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of its Subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its Subsidiaries taken as a whole, and the Company and its Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Subsidiary.

                  (r) The Company and each of its Subsidiaries maintains reasonably adequate insurance.

                  (s) KPMG Peat Marwick LLP are independent public accountants with respect to the Company as required by the Act.

                  (t) The financial statements, together with related schedules and notes forming part of or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated or incorporated by reference in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries and the pro forma financial information, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Act and Exchange Act, as applicable.

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                  (u) The Company is not an "investment company" within the
         meaning of the Investment Company Act of 1940, as amended.

                  (v) Except as described or incorporated by reference in the Prospectus, no holder of any security of the Company has any right to require registration of shares of common stock or any other security of the Company.

                  (w) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                  (x) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (y) All material tax returns required to be filed by the Company and each of its Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

         7.       Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

                  (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to
         Section 7(a) or 7(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless
         (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) To the extent the indemnification provided for in this
         Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the aggregate principal amount of Securities purchased by each of the Underwriters hereunder and not joint.

                  (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise by available to any indemnified party at law or in equity.

         8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) The Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  (d) (i) Since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth or incorporated by reference in the Registration Statement and Prospectus, (iii) the Company and its Subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its Subsidiaries, taken as a whole, other than those reflected or incorporated by reference in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by an executive officer of the Company confirming the matters set forth in paragraphs
         (a), (b), (c) and (d) of this Section 8.

                  (e) You shall have received on the Closing Date an opinion (satisfactory to you), dated the Closing Date, of Michael A. Boyd, General Counsel of the Company, to the effect that:

                           (i) the Company has been duly incorporated, is
                  validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

                           (ii) each of the Subsidiaries has been duly
                  incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

                           (iii) the Company and each of its Subsidiaries is
                  duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                           (iv) all of the outstanding shares of capital stock
                  of, or other ownership interests in, each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

                           (v) the Securities have been duly authorized and,
                  when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of this Agreement and the terms of the Indenture except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

                           (vi) this Agreement has been duly authorized,
                  executed and delivered by the Company and is a valid and binding agreement of the Company, except as rights to indemnity and contribution thereunder may be limited by applicable law;

                           (vii) the Indenture has been duly qualified under
                  the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) is a valid and binding agreement of the Company, enforceable in accordance with its terms except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

                           (viii) the Registration Statement has become
                  effective under the Securities Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

                           (ix) to the best of such counsel's knowledge, the
                  Company is not in violation of its certificate of incorporation or by-laws, except for such violations that would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                           (x) to the best of such counsel's knowledge, none
                  of the Subsidiaries is in violation of its respective certificate of incorporation or by-laws, except for such violations that would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and neither the Company nor any of its Subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other agreement, indenture or instrument material to the condition of the business of the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound;

                           (xi) the execution, delivery and performance by the
                  Company of this Agreement, the Securities and the Indenture and compliance by the Company with all the provisions hereof and thereof will not, to the best of such counsel's knowledge based solely upon due inquiry of responsible officers of the Company, (A) require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Securities Act, the Trust Indenture Act or state securities or Blue Sky laws or by the National Association of Securities Dealers, Inc.), except where the failure to obtain such consents, approvals, authorizations or other orders would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; (B) conflict with or constitute a breach of any of the terms or provisions of the certificate of incorporation or by-laws of the Company or any of its Subsidiaries; (C) violate or conflict with any laws, administrative regulations or, to the best of such counsel's knowledge, rulings or court decrees applicable to the Company or any of its Subsidiaries or their respective properties except for such violations or conflicts that would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; or (D) to the best of such counsel's knowledge, conflict with or constitute a breach of any of the terms or provisions of, or a default under, any agreement, indenture or other instrument material to the condition of the business of the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound;

                           (xii) to the best of such counsel's knowledge, the
                  Company and each of its Subsidiaries has such permits, licenses, franchises and authorizations (collectively, "PERMITS") of and from, and has made such declarations and filings with, governmental or regulatory authorities, including without limitation, state regulatory organization, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described or incorporated by reference in the Prospectus, except where the failure to obtain such permits or make such declarations and filings would not have a material adverse effect on the

                  Company and its Subsidiaries, taken as a whole; to the best of such counsel's knowledge, the Company and each of its Subsidiaries has fulfilled and performed all of its obligations with respect to such permits, except where failure to do so would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such permit, except where such revocation, termination or impairment would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, subject, in each case, to such qualifications as may be set forth or incorporated by reference in the Prospectus; and, to the best of such counsel's knowledge, except as described or incorporated by reference in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its Subsidiaries;

                           (xiii) to the best of such counsel's knowledge, all
                  leases to which the Company or any of its Subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, and the Company and its Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Subsidiary;

                           (xiv) the statements (A) in the Prospectus under
                  the captions "Description of Notes," "Description of Debt Securities," "Plan of Distribution" and "Underwriting," (B) incorporated by reference in the Prospectus from Item 3 of
                  Part I of the Company's most recent Annual Report on Form 10-K, if any, for the most recently completed fiscal year of the Company, (C) incorporated by reference in the Prospectus from Item 1 of Part II of the Company's Quarterly Reports on Form 10-Q, if any, filed since such Annual Report, (D) incorporated by reference in the Prospectus from Item 5 of the Company's Current Reports on Form 8-K, if any, filed since such Annual Report and (E) in the Registration Statement in Item 15 of Part II, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                           (xv) to the best of such counsel's knowledge, based
                  solely upon due inquiry of responsible officers of the Company, there is no legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described or incorporated by reference in the Registration Statement or the Prospectus and is not so described or incorporated by reference, or of any contract or other document which is required to be described or incorporated by reference in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed or incorporated by reference as required;

                           (xvi) the Company is not an "investment company"
                  within the meaning of the Investment Company Act of 1940, as amended;

                           (xvii) to the best of such counsel's knowledge,
                  after due inquiry of responsible officers of the Company, no holder of any security of the Company has any right to require registration of shares of common stock or any other security of the Company except as disclosed or incorporated by reference in the Prospectus;

                           (xviii) each document incorporated by reference in
                  the Registration Statement and the Prospectus (except for the financial statements included therein as to which such counsel need express no opinion) complied as to form when filed with the Commission in all material respects with the Exchange Act; and

                           (xix) (1) the Registration Statement and the
                  Prospectus and any supplement or amendment thereto (except for financial statements, schedules and other financial data, as to which no opinion need be expressed) comply as to form in all material respects with the Securities Act, and
                  (2) nothing has come to such counsel's attention that would lead such counsel to believe that (except for financial statements, schedules and other financial data, as aforesaid and except for the part of the Registration Statement that constitutes the Form T-1) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, if applicable (except for financial statements, schedules and other financial data, as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving such opinion with respect to the matters covered by clause (xix) such counsel may state that his opinion and belief are based upon his participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                  (f) On the Closing Date Wilmer, Cutler & Pickering, counsel to the Underwriters, shall have furnished to the Underwriters their opinion, dated the Closing Date in form and substance satisfactory to the Underwriters as to the matters referred to in clauses (v), (vi), (vii), (viii), (xiv) (but only with respect to the statements under the caption "Description of Notes," "Description of Debt Securities," "Plan of Distribution" and "Underwriting") and
         (xix) of the foregoing paragraph (e) and to the effect that such counsel is of the opinion ascribed to it in the Prospectus under the caption "Certain United States Federal Income Tax Considerations." In giving such opinion with respect to the matters covered by clause
         (xix) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                  (g) You shall have received a letter on and as of the Closing Date, in form and substance satisfactory to you, from KPMG Peat Marwick LLC, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by KPMG Peat Marwick LLC on the date of this Agreement.

                  (h) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.


         9. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus,
(ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

         If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Securities, which it or they have agreed to purchase hereunder on such date and the aggregate number of Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the aggregate principal amount of Securities set forth opposite its name in Schedule I and II bears to the aggregate principal amount of Securities which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of Securities which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs in more than one-tenth of the aggregate principal amount of Securities to be purchased by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Donaldson, Lufkin & Jenrette, Inc., 277 Park Avenue, New York, New York 10172, Attention:
Michael A. Boyd, and (b) if to any Underwriter or to you, to you c/o
Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New
York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the

Company, (ii) acceptance of the Securities and payment for them hereunder and
(iii) termination of this Agreement.

         If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

         If this Agreement shall be terminated by the Company because of any failure or refusal on the part of an Underwriter or Underwriters to comply with the terms or to fulfill any of the conditions of this Agreement, the defaulting Underwriter agrees to reimburse the several Underwriters and the Company for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                    Very truly yours,

                                    DONALDSON, LUFKIN & JENRETTE, INC.


                                    By: /s/ Charles J. Henrickson
                                        ------------------------------
                                        Name:  Charles J. Henrickson
                                        Title: Senior Vice President/Treasurer

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION,
    As the sole U.S. Underwriter named on Schedule I hereto


By: /s/ Roger Thomson
   ----------------------------
   Name: Roger Thomson
   Title: Senior Vice President

DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
BANQUE NATIONALE DE PARIS LONDON BRANCH
BANQUE PARIBAS
CHASE MANHATTAN INTERNATIONAL LIMITED
CITIBANK INTERNATIONAL PLC
COMMERZBANK AKTIENGESELLSCHAFT
CREDIT LYONNAIS
DEUTSCHE BANK AG LONDON
SOCIETE GENERALE STRAUSS TURNBULL SECURITIES LIMITED
UBS LIMITED
DRESDNER BANK AKTIENGESELLSCHAFT
MERRILL LYNCH INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
PAINEWEBBER INTERNATIONAL (U.K.) LTD.
SALOMON BROTHERS INTERNATIONAL LIMITED

         Acting severally and on behalf of themselves as the International Managers named in Schedule II hereto

By:   DONALDSON, LUFKIN & JENRETTE INTERNATIONAL,


         By: /s/ Joe Seet
            -------------------------------
            Name:  Joe Seet
            Title: Director and Authorized Signatory

                                  SCHEDULE I


                                                  Principal Amount of
Underwriters                                      Securities to be Purchased
------------                                      --------------------------

Donaldson Lufkin & Jenrette                       US $ 65 million
  Securities Corporation

                                  SCHEDULE II



                                                            Principal Amount of
International Managers                               Securities to be Purchased
----------------------                               --------------------------
Donaldson Lufkin & Jenrette International.....................US $  150 million
Banque National de Paris London Branch........................US $   10 million
Banque Paribas................................................US $   12 million
Chase Manhattan International Limited.........................US $   10 million
Citibank International plc....................................US $   10 million
Commerzbank Aktiengesellschaft................................US $   12 million
Credit Lyonnais...............................................US $   10 million
Deutsche Bank AG London.......................................US $   24 million
Societe Generale Strauss Turnbull Securities Limited..........US $   12 million
UBS Limited...................................................US $   10 million
Dresdner Bank Aktiengesellschaft..............................US $    5 million
Merrill Lynch International...................................US $    5 million
Morgan Stanley & Co. International Limited....................US $    5 million
PaineWebber International (U.K.) Ltd..........................US $    5 million
Salomon Brothers International Limited........................US $    5 million

                                              Total............US $ 285 MILLION

                                   EXHIBIT A

                        SPECIFIC NON-U.S. RESTRICTIONS

         In addition to the provisions of the Underwriting Agreement requiring compliance with all applicable laws and regulations in each jurisdiction, the following specific restrictions are applicable.

         Australia. Each Underwriter acknowledges that no prospectus in relation to the Securities has been lodged with or registered by the Australian Securities Commission. Accordingly, each Underwriter represents, warrants and agrees to and with the Company that such Underwriter and its affiliates (i) have not, directly or indirectly, offered for subscription or purchase or issued invitations to subscribe for or buy nor have they sold any Securities, (ii) will not, directly or indirectly, offer for subscription or purchase or issue invitations to subscribe for or buy nor will they sell any Securities, and (iii) have not distributed any Prospectus or other document inviting applications or offers to subscribe for or buy any Securities or offering any Securities for subscription or purchase, in each case in Australia or to any resident of Australia (including corporations and other entities incorporated under the laws of Australia but not including a permanent establishment of such corporation or other entity located outside Australia) other than if any of the Securities are to be offered in Australia by way of an excluded issue of securities, an excluded offer of securities for subscription or purchase, or an excluded invitation to subscribe for or buy securities in compliance with the Corporations Law. In addition, each Underwriter represents, warrants and agrees to and with the Company that such Underwriter and its affiliates, after the initial distribution of any Securities, will not (directly or indirectly) offer for subscription or purchase, or issue invitations to subscribe for, or buy or sell, the Securities or distribute any draft or definitive document in relation to any such offer, invitation, purchase or sale in Australia, except in compliance with the Corporations Law, the Corporations Regulations and any other applicable laws.

         Belgium. Each Underwriter acknowledges that no issue of Securities or the Prospectus has been filed with, or submitted for approval to, the Commission for Banking and Finance in the Kingdom of Belgium. Accordingly, each Underwriter represents, warrants and agrees to and with the Company that such Underwriter and its affiliates (i) have not distributed, and will not distribute, the Prospectus to the public in the Kingdom of Belgium, (ii) have not publicly offered, and will not publicly offer, Securities for sale in the Kingdom of Belgium and (iii) have not taken, and will not take, any steps that would constitute or result in a public offering of Securities in the Kingdom of Belgium.

         Canada. Each Underwriter represents, warrants and agrees to and with the Company that such Underwriter and its affiliates (i) will offer Securities for sale directly and through other investment dealers and brokers only as permitted by applicable securities laws of Canada, upon the terms set forth in the Prospectus and in this Agreement, (ii) will not solicit offers to purchase or sell Securities so as to require registration thereof or filing of a prospectus with respect thereto under the laws of any jurisdiction, including, without limitation, the United States of America, and (iii) will require each other investment dealer and broker to agree with such Underwriter not to so solicit or sell.

         China. Each Underwriter acknowledges that the Securities have not and will not be registered under the relevant laws of the People's Republic of China. Accordingly, each Underwriter represents, warrants and agrees to and with the Company that such Underwriter and its affiliates have not made, and will not make, any offer, promotion, solicitation for sales or sale of or for, as the case may be, any Securities in the People's Republic of China.

         France. Each Underwriter represents, warrants and agrees to and with the Company that the Securities will be issued outside France and that such Underwriter and its affiliates have not offered or sold, and will not offer or sell, directly or indirectly, any Securities to the public in France, and the Prospectus or any other offering material relating to such Securities will not be distributed, and such Underwriter will not cause the Prospectus or such other material to be distributed, to the public in France.

         Germany. Each Underwriter represents, warrants and agrees to and with the Company that such Underwriter and its affiliates have not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in Germany, by means of any document, any Securities (i) other than for an aggregate purchase price per purchaser of at least DM 80,000 (or the foreign currency equivalent) or such other amount as may be stipulated from time to time by applicable German law or (ii) other than in accordance with the provisions of the German Securities Prospectus Act of 13th December, 1990, as amended, or any other laws applicable in Germany governing the issue, offering and sale of securities.

         Hong Kong. Each Underwriter represents, warrants and agrees to and with the Company that such Underwriter and its affiliates have not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in Hong Kong, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong; each Underwriter represents, warrants and agrees to and with the Company that, unless they are persons who are permitted to do so under the securities laws of Hong Kong, such Underwriter and its affiliates have not issued, or had in their possession for the purposes of issuing, and they will not issue, or have in their possession for the purposes of issuing, any advertisement, invitation or document relating to the Securities other than with respect to Securities intended to be disposed of to persons outside Hong Kong or to persons whose business involves the acquisition, disposal, or holding of securities, whether as principal or as agent.

         Italy. Each Underwriter acknowledges that no offer or sale of Securities in Italy to the public at large or distribution of the Prospectus or of any other offering material has been or will be made. Each Underwriter also represents, warrants and agrees to and with the Company that such Underwriter and its affiliates (i) have not offered or sold and will not offer or sell in Italy, by means of any distribution channel, any Securities other than to persons or entities which qualify by law as professional investors, and (ii) have complied and will comply with all relevant provisions in force at the time with respect to anything done by them in Italy in relation to such Securities.

         Japan. Each Underwriter represents, warrants and agrees to and with the Company that such Underwriter and its affiliates have not offered or sold, and will not offer or sell, directly or indirectly, any of the Securities in Japan or to any resident of Japan or to any person for reoffering or resale, directly or indirectly, in Japan or to any resident of Japan except in compliance with, or pursuant to an exemption from, the registration requirements of the Securities and Exchange Law available thereunder and in compliance with the other relevant laws of Japan.

         Netherlands. Each Underwriter represents, warrants and agrees to and with the Company that such Underwriter and its affiliates (i) have not offered or sold, and will not offer or sell, Securities and (ii) have not distributed, and will not distribute, the Prospectus, in each case to any person or entity in the Netherlands other than natural persons and/or legal entities which trade or invest in securities in the course of their profession or business (which includes banks, investment banks, pension funds, insurance companies, securities firms, investment institutions and other entities, including, without limitation, treasuries and finance companies of large enterprises which trade or invest in securities). The foregoing restrictions will not apply to any offer or sale of Securities in the Netherlands in respect of which (i) the denomination is in excess of Dutch Guilders 100,000 or the equivalent thereof in other currencies or currency units, (ii) another exemption specified in the Securities Transactions Supervision Act, as amended from time to time ("STSA"), or any of its implementing regulations applies and the requirements applicable to such exemption are complied with or (iii) the prohibition contained in Article 3 sub-section 1 of the STSA does not apply.

         New Zealand. Each Underwriter represents, warrants and agrees to and with the Company that such Underwriter and its affiliates (i) have not offered or sold, and will not offer or sell, directly or indirectly, any Securities and (ii) have not distributed and will not distribute, directly or indirectly, any offering materials or advertisement in relation to any offer of Securities, in each case in New Zealand other than (x) to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money or who in all circumstances can properly be regarded as having been selected otherwise than as members of the public or (y) in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution, for the Securities Act 1978 of New Zealand).

         Portugal. Each Underwriter represents, warrants and agrees to and with the Company that offers and sales, direct or indirect, of Securities have not been and will not be made in Portugal except pursuant to an exemption from the registration requirements of the Portuguese Stock Exchange Law available thereunder, and in compliance with other relevant laws of Portugal.

         Singapore. Each Underwriter acknowledges that the Prospectus has not been registered as a prospectus with the Registrar of Companies in Singapore. Accordingly, each Underwriter represents, warrants and agrees to and with the Company that such Underwriter and its affiliates have not offered or sold, and will not offer or sell, any Securities, nor will they circulate or distribute the Prospectus or any other offering document or material relating to the Securities, directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor or other person specified in Section 106C of the Companies Act, Chapter 50 of Singapore (the "SINGAPORE COMPANIES ACT"), (ii) to a sophisticated investor, and in accordance with the conditions, specified in Section 106D of the Singapore Companies Act or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Singapore Companies Act.

         Spain. The Prospectus has not been registered with the Comision Nacional del Mercado de Valores. Accordingly, each Underwriter represents, warrants and agrees that the Prospectus has not been and will not be distributed in the Kingdom of Spain to any person. Each Underwriter represents, warrants and agrees to and with the Company that such Underwriter and its affiliates have not offered or sold and will not offer or sell any Securities to the public in Spain and have not made and will not make any kind of advertisement of the Securities to the public in Spain, except according to Spanish regulations regarding public offerings of securities (Ofertas publicas de venta de valores). Each Underwriter also acknowledges that the offering in Spain of Securities with a maturity in excess of eighteen months if (x) zero-coupon Securities, (y) the explicit interest rate is lower than the minimum rate set by the Spanish government at such time or (z) interest is due in installments less often than once a year, is subject to the prior approval of the Direccion General del Tesoro y Politica Financiera.

         Sweden. Each Underwriter represents, warrants and agrees to and with the Company that such Underwriter and its affiliates (i) have not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in Sweden any Securities by way of public offer, and (ii) have not offered or sold and will not offer or sell any Securities to any investor in Sweden unless the minimum purchase by such investor is to be at least Swedish kronor 300,000 or the equivalent thereof in other currencies or currency units in aggregate principal amount of such Securities.

         Switzerland. Each Underwriter that directly or indirectly, offers or sells in Switzerland, by means of any document, any Securities represents, warrants and agrees to and with the Company that it is a bank domiciled in Switzerland that is regulated under Article 8 of the Federal Law on Bank and Savings Banks of 1934 (as amended) (which includes a branch or subsidiary located in Switzerland of a foreign bank).

         Taiwan. Each Underwriter acknowledges that the Securities have not and will not be registered under the Securities and Exchange Law of the Republic of China. Accordingly, each Underwriter represents, warrants and agrees to and with the Company that such Underwriter and its affiliates have not made, and will not make, any offer, promotion, solicitation for sales or sale of or for, as the case may be, any Securities in Taiwan.

         United Kingdom. Each Underwriter represents, warrants and agrees to and with the Company that (i) such Underwriter has not offered or sold Securities that have a maturity of one year or more and, prior to six months after the issue date of such Securities, will not offer or sell any such Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) such Underwriter has complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by them in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) such Underwriter has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with an issue of Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.